SILICON GAMING, INC.


                               AMENDMENT NO. 2 TO

                          SECURITIES PURCHASE AGREEMENT
                         DATED AS OF SEPTEMBER 30, 1997

                                       FOR

                               UNITS CONSISTING OF

                              SENIOR DISCOUNT NOTES
                             DUE SEPTEMBER 30, 2002

                                       AND

                       WARRANTS TO PURCHASE COMMON STOCK,
                           PAR VALUE $.001 PER SHARE,

                                       OF

                              SILICON GAMING, INC.




                                November 24, 1999

                              SILICON GAMING, INC.

     This  AMENDMENT  NO.  2  (this  "AMENDMENT")  to  the  Securities  Purchase
Agreement dated as of September 30, 1997 (the "AGREEMENT") by and between Silicon Gaming, Inc., a California corporation (the "COMPANY"), and the purchaser named therein (the "PURCHASER") is effective as of November 24, 1999. Unless otherwise defined, capitalized terms used in this Amendment have the same meanings as those ascribed to them in the Agreement.

     WHEREAS, the Company and the Purchaser entered into the Agreement as of September 30, 1997 providing for the issuance by the Company and the purchase by the Purchaser of $30,000,000 aggregate principal amount of Senior Discount Notes (the "NOTES") and Warrants to purchase 375,000 shares of Common Stock; and

     WHEREAS, the Company and the Purchaser entered into Amendment No. 1 to the Agreement as of July 8, 1998, providing for the issuance by the Company and the purchase by the Purchaser of an additional $17.25 million aggregate principal amount of Notes and Warrants to purchase 250,000 shares of Common Stock; and

     WHEREAS, in connection with the financial restructuring of the Company contemplated by that certain Restructuring Agreement dated as of November 24, 1999 (the "RESTRUCTURING AGREEMENT") by and between the Company and the Purchaser, the Company and the Purchaser desire to amend the Agreement to provide for the cancellation of $39.75 million aggregate principal amount of the Notes by the Purchaser in exchange for 39,750 shares of Series D Preferred Stock of the Company, to amend the terms and provisions of the remaining $7.5 million aggregate principal amount of the Notes and to issue to Purchaser warrants for the Series E Preferred Stock of the Company; and

     WHEREAS, in connection with such cancellation of Notes and accrued interest, and issuance of Preferred Stock, the Company and the Purchaser have agreed to amend certain terms of the Agreement as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

                                    ARTICLE I
                                   AMENDMENTS

     1.1 AMENDMENTS TO ARTICLE I.

          (a) SECTION 1.1 OF THE AGREEMENT IS HEREBY AMENDED BY ADDING THE FOLLOWING DEFINITIONS:

          "Authorized Common Stock Amendment" means the Amendment to the Articles of Incorporation of the Company approved by the Board of Directors of the Company to increase the number of authorized shares of Common Stock of the Company from 50,000,000 shares to 750,000,000 shares.

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
          "Management Incentive Plan" means the Silicon Gaming, Inc. 1999 Long-Term Compensation Plan adopted by the Board of Directors of the Company, contemporaneously with the Closing, under which grants and sales of Common Stock and options to purchase up to _________________ shares of Common Stock of the Company may be made.

          "Management Options" means any options to purchase the Common Stock of the Company sold or grated to any eligible participant under the Management Incentive Plan.

          "Management Shares" means the shares issued under the Management Incentive Plan or upon exercise of the options granted under that plan.

          "Old Equity Warrants" means the warrants to purchase the Common Stock of the Company issuable to the stockholders of the Company as of the Record Date set pursuant to the Restructuring Agreement, and the terms and provisions of which are set forth in the Warrant Agreement by and between the Company and the Warrant Agent (as defined in the Warrant Agreement).

          "Restructuring   Agreement"  shall  mean  that  certain  Restructuring
          Agreement by and between the Company and BIII Capital Partners, L.P., dated as of November ____, 1999.

          "Restructuring  Closing" has the meaning  ascribed  thereto in Section
          2.9 hereof.

          "Restructuring  Closing  Date" has the  meaning  ascribed  thereto  in
          Section 2.9 hereof.

          "Series  D   Certificate   of   Determination"   means  the  officer's
          certificate filed with the Secretary of State of the State of California which sets forth the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Company's Series D Preferred Stock.

          "Series D Preferred Stock" means the Series D Convertible Redeemable Preferred Stock of the Company.

          "Warrant  Agent"  has  the  meaning  ascribed  to  it in  the  Warrant
          Agreement.

          "Warrant Agreement" means the Warrant Agreement between the Company and the Warrant Agent (as defined in the Warrant Agreement) which sets forth the terms and provisions of the Old Equity Warrants.

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
          (b) SECTION 1.1 IS HEREBY FURTHER AMENDED BY RESTATING EACH OF THE FOLLOWING DEFINITIONS IN ITS ENTIRETY:

          the definition of "Accreted Value" is hereby deleted in its entirety.

          "Amended Notes" means the Senior Discount Notes, as amended by Amendment No. 2 to the Securities Purchase Agreement.

          "Change of Control" means any transaction or series of transactions in which any of the following occurs: (a) any Person or group (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of the issued and outstanding shares of Capital Stock entitled to vote in the election of directors of the Company or the Surviving Person (if other than the Company); (b) a merger or consolidation of the Company with or into another corporation in which less than a majority of the outstanding voting power of the surviving or consolidated corporation immediately following such event is held by persons or entities who were stockholders of the Company immediately prior to such event or (c) the sale of all or substantially all of the properties and assets of the Company and its subsidiaries; or (d) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Company or (e) individuals who at the Closing constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the Closing or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; provided, however, that a conversion of Series D Preferred Stock into Common Stock, an issuance of Common Stock under the Management Incentive Plan, an issuance of the Units, or an issuance of Common Stock upon exercise of the Old Equity Warrants, shall not, individually or in the aggregate, constitute a Change of Control.

          "Fair Market Value" or "fair market value" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (a) the Board of Directors of the Company acting in good faith or (b) at the request of the holders of the majority of the outstanding Senior Discount Notes an appraisal or valuation firm of national or regional standing selected by the Company (with the reasonable consent of the holders of a majority of the outstanding Senior Discount Notes), with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined; provided, however, that if the Common Stock is traded on the Nasdaq National Market or the NYSE (or successor thereof), the Fair Market Value of the Common Stock shall be the average of the closing prices for the 10 trading days immediately prior to the date of determination.

          "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), suffer to exist, assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation, including by way of merger or acquisition of another Person, or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

          "Issue Date" means July 15, 1999.

          "Officers' Certificate" means a certificate executed on behalf of the Company by an Officer of the Company or by an Assistant Secretary of the Company.

          "Securities" means the Amended Notes.

          "Senior Discount Notes" means the Company's Senior Discount Notes (Series A) and Senior Discount Notes (Series B), due September 30, 2002, and Amended Notes, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Agreement and each note delivered in substitution or exchange for any such note.

          "Transaction Documents" means, collectively, this Agreement, the Certificate of Determination, the Amended Notes, the Amendment No. 2 to the Securities Purchase Agreement, the New Notes, the Restructuring Agreement, the Stockholders Agreement, and the Management Incentive Plan, the Warrant Agreement and any and all agreements, certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

          "Units" means the Units consisting of one share of Common Stock and one Old Equity Warrant that the Company intends to issue as soon as is practicable following the Closing of the Restructuring.

     1.2 AMENDMENTS TO ARTICLE II.

          (a) ARTICLE II OF THE AGREEMENT IS HEREBY AMENDED TO ADD THE FOLLOWING SECTIONS 2.7, 2.8 AND 2.9:

     2.7 ISSUANCE OF AMENDED NOTES.

               (a) The Company has authorized the issuance of up to $7.5 million aggregate principal amount of its Amended Notes, to be issued pursuant to and in accordance with the terms of this Agreement, as a replacement and in

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
substitution for the remaining principal amount of Senior Discount Notes outstanding upon execution and delivery of the Amendment No. 2 to the Agreement and the Restructuring Agreement. Each Amended Note will be issued in substantially in the form set forth in EXHIBIT E hereto, with such changes thereto, if any, as may be approved by the Purchaser and the Company.

               (b) The Company has authorized the issuance and sale of up to 39,750 shares of Series D Preferred Stock in exchange for the cancellation by the Purchaser of (i) $39.75 million aggregate principal amount of Senior Discount Notes and any and all interest accrued thereon through the Restructuring Closing Date, and (ii) any and all interest accrued through July 15, 1999 on the remaining $7.5 million aggregate principal amount of Senior Discount Notes. The rights, preferences, and limitations of the Series D Preferred Stock are set forth in the Certificate of Determination.

     2.8 ISSUANCE AND ACCEPTANCE OF AMENDED NOTES. At the Restructuring Closing provided for in Section 2.9, the Company will issue to the Purchaser and, subject to the terms and conditions of this Agreement, the Purchaser will accept from the Company, the Amended Notes. In addition, the Company will issue shares of Series D Preferred Stock in exchange for the cancellation of (i) $39.75 million aggregate principal amount of Senior Discount Notes and all interest accrued thereon through the Restructuring Closing Date, and (ii) any and all interest that has accrued through July 15, 1999 on the remaining $7.5 million aggregate principal amount of Senior Discount Notes, subject to the terms and conditions of the Amendment No. 2 to the Agreement and the Restructuring Agreement.

     2.9 CLOSING OF THE RESTRUCTURING.  The events set forth in Sections 2.7 and
2.8 will take place at the offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, at a closing (the "RESTRUCTURING CLOSING") on November 24, 1999, or at such other place or on such other date as the Purchaser and the Company may agree upon (such date on which the Restructuring Closing shall have actually occurred, the "RESTRUCTURING CLOSING DATE").

     1.3 AMENDMENTS TO ARTICLE III.

     ARTICLE III OF THE AGREEMENT IS HEREBY AMENDED TO ADD THE FOLLOWING SECTIONS 3.5 AND 3.6:

     3.5 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER ON THE RESTRUCTURING CLOSING DATE. The Purchaser's obligation to cancel $39.75 million aggregate principal amount of the Senior Discount Notes, and any interest accrued thereon, and any interest which has accrued on the remaining $7.5 million aggregate principal amount of the Senior Discount Notes through July 15, 1999, is subject to the fulfillment to its satisfaction, prior to or at the Restructuring Closing, of the conditions set forth in Sections 3.1(a), (b), (c),
(g), (h)(iii), (j) and (k) above, in each case substituting the Restructuring Closing for the Closing and, with respect to the certificate provided for in
Section 3.1(c), referring to the conditions set forth in this Section 3.5; provided that any or all of such conditions may be waived, in whole or in part, by the Purchaser with respect to this Agreement in its sole and absolute discretion.

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
     3.6 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY ON THE RESTRUCTURING DATE. The Company's obligation to execute and deliver the Amendment No. 2 to the Agreement is subject to (i) the fulfillment to its satisfaction, prior to or at the Restructuring Closing, of the conditions set forth in Sections 3.2(a), (b),
(d) and (e) above, and in each case substituting the Restructuring Closing for the Closing, and (ii) the execution and delivery of the Restructuring Agreement by the Purchaser; provided that any or all of such conditions may be waived, in whole or in part, by the Company with respect to this Agreement in its sole and absolute discretion.

     1.4 AMENDMENTS TO ARTICLE IV.

     THE  INTRODUCTORY  LANGUAGE  TO ARTICLE IV IS HEREBY  AMENDED TO PROVIDE AS
FOLLOWS:

     In order to induce the Purchaser to accept the Amended Notes, the Company represents and warrants that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, the Additional Closing Date or the Restructuring Closing Date as the case may be (as though made at and as of the date of this Agreement and as though the Closing Date, Additional Closing Date or Restructuring Date were substituted for the date of this Agreement throughout
Article IV):

     1.5 AMENDMENTS TO ARTICLE VI.

     SECTIONS 6.6(A), (C) AND (D), AND 6.7(B) AND (C) OF THE AGREEMENT ARE AMENDED AND RESTATED IN THEIR ENTIRETY AS FOLLOWS:

     6.6 OPTIONAL AND MANDATORY REDEMPTION.

          (a) The Senior Discount Notes will be subject to redemption, in whole or from time to time in part (in multiples of $1,000 of principal amount) at the option of the Company at a price equal to 100% of the aggregate outstanding principal amount thereof, plus any accrued and unpaid interest to the Redemption Date.

          (c) [omitted]

          (d) Upon any partial prepayment or redemption of the Senior Discount Notes, the principal amount so prepaid or redeemed shall be allocated to all Senior Discount Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof, and a corresponding pro rata adjustment shall be made in the minimum denomination of a Senior Discount Note pursuant to
Section 11.1.

     6.7 MANDATORY OFFERS.

          (b) On the Purchase Date for any Offer, the Company shall (i) in the case of an Offer resulting from a Change of Control, accept for payment all New Notes or portions thereof tendered pursuant to such Offer, and (ii) in the case of an Offer resulting from one or more Securities Sales or Mezzanine Debt Financings accept for payment all New Notes or portions thereof tendered pursuant to such Offer that are required to be purchased pursuant to Section
7.13 hereof.

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
          (c) With respect to any Offer, (i) if less than all of the Senior Discount Notes tendered pursuant to an Offer are to be accepted for payment by the Company for any reason, the Company shall select on or prior to the Purchase Date the Senior Discount Notes or portions thereof to be accepted for payment pursuant to Section 6.2; and (ii) unless the Company defaults in the payment of the purchase price for such Senior Discount Notes on the Purchase Date, interest shall cease to accrue on such Senior Discount Notes on the Purchase Date; PROVIDED, HOWEVER, that if the Company fails to purchase all Senior Discount Notes accepted for payment, the Company shall purchase on a pro rata basis all Senior Discount Notes, respectively, accepted for payment and interest shall continue to accrue on all Senior Discount Notes not purchased.

     1.6 AMENDMENTS TO ARTICLE VII

          (a) ARTICLE 7 OF THE AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

     7.1 PAYMENT OF SENIOR DISCOUNT NOTES. The Company shall pay the principal of, and premium, if any, and interest on, the Senior Discount Notes on the dates and in the manner provided in the Senior Discount Notes. Holders must surrender their Senior Discount Notes to the Company to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by 2:00 p.m., Boston, Massachusetts time, on such date, the Company shall have executed wire transfers in immediately available funds designated for and sufficient to pay such principal, premium or interest. To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 1.5% per annum in excess of the then applicable interest rate on the Senior Discount Notes.

     7.2 REPORTS

          (a) To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall mail to the holders of the Senior Discount Notes at their addresses appearing in the register of Senior Discount Notes, at the time of such mailing, within 10 days after it files the same with the Commission, all information, documents and reports that it is required to file with the Commission pursuant to this Section 7.2. If the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company (at its own expense) shall mail to the holders of the Senior Discount Notes at their addresses appearing in the register of Senior Discount Notes, at the time of such mailing within 5 days after it would have been required to file such information with the Commission, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that the Company would

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have been  required  to include in annual and  quarterly  reports,  information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if the Company was subject to the requirements of such
Section 13 or 15(d) of the Exchange Act.

          (b) At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a holder of a Senior Discount Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such holder or to a prospective purchaser of such Senior Discount Note designated by such holder, as the case may be, in order to permit compliance by such holder with Rule 144A under the Securities Act.

     7.3 COMPLIANCE CERTIFICATE. The Company shall deliver to the Holders, within 135 days after the end of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Agreement and the Senior Discount Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (A) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and (B) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the New Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Officers' Certificate delivered pursuant to Section 7.3(a) shall be accompanied by a written statement of Deloitte & Touche LLP, the Company's independent public accountants (or another independent accounting firm of established national reputation reasonably satisfactory to the Holders), that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 7.1, 7.5, 7.7, 7.10, 7.13, or Article VIII, or if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company will, so long as any of the Senior Discount Notes are outstanding, deliver to the Holders, promptly after any Officer of the Company becomes aware of (i) any Default or Event of Default, or (ii) any default or event of default under any other mortgage, agreement or instrument that could result in an Event of Default under Section 9.1, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

     7.4 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Agreement and the Senior Discount Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders pursuant to this Agreement, but will suffer and permit the execution of every such power as though no such law has been enacted.

     7.5 LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except payments, prepayments, repurchases, redemptions and acquisitions with respect to Indebtedness not incurred in violation of Section 7.7.

          (b) NOTWITHSTANDING SECTION 7.5(A), THE FOLLOWING RESTRICTED PAYMENTS MAY BE MADE: (I) THE REDEMPTION OF THE SERIES D PREFERRED STOCK, THE AMENDED NOTES, AND THE NEW NOTES UNDER THE TERMS AND PROVISIONS OF THE RELEVANT AGREEMENT CONTROLLING EACH INSTRUMENT; (II) REPURCHASE OF ANY COMMON STOCK PURSUANT TO THE PROVISIONS OF THE MANAGEMENT INCENTIVE PLAN AT A REDEMPTION PRICE NO GREATER THAN THE PRICE AT WHICH SUCH SHARES WERE ORIGINALLY SOLD; (III) THE ISSUANCE OF THE UNITS; AND (IV) THE ISSUANCE OF THE SERIES E WARRANT.

     7.6 CORPORATE EXISTENCE. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or similar existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate or similar existence of any Subsidiary, if the Company's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the holders of the Senior Discount Notes and the Warrants.

     7.7 LIMITATION ON INDEBTEDNESS.

          (a) Except as set forth in this Section 7.7, the Company shall not, and shall not permit any Subsidiary, after the date hereof, directly or indirectly, to Incur any Indebtedness (including Acquired Indebtedness) without the prior written consent of the holders of a majority of the then outstanding Senior Discount Notes. For purposes of this Agreement, Indebtedness of any Acquired Person that is not a Subsidiary, which Indebtedness is outstanding at the time such Person is acquired by the Company or a Subsidiary or becomes, or is merged into or consolidated with, a Subsidiary, shall be deemed to have been Incurred by the Company or the acquiring Subsidiary at the time such Acquired Person becomes, or is merged into or consolidated with, a Subsidiary.

          (b) Notwithstanding Section 7.7(a) the Company and its Subsidiaries may Incur, after the date hereof, any of the following Indebtedness:

               (i) Indebtedness outstanding at the date evidenced by the New Notes and the Amended Notes, including any Indebtedness evidenced hereof as set forth on SCHEDULE 4.8, including the Indebtedness by notes issued as payment-in-kind for interest payments due and payable under the Amended Notes and the New Notes;

               (ii) Indebtedness to any Wholly-Owned Subsidiary of the Company or Indebtedness of any Subsidiary to the Company (provided that such Indebtedness is at all times held by the Company or a Wholly-Owned Subsidiary of the Company); PROVIDED, HOWEVER, that for purposes of this
     Section 7.7, upon either (A) the transfer or other disposition by any such Wholly-Owned Subsidiary of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Subsidiary of the Company or (B) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Subsidiary to a Person other than the Company or another such Wholly-Owned Subsidiary, the provisions of this clause (ii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the Company at the time of such transfer or other disposition;

               (iii) Refinancing Indebtedness with respect to Indebtedness that was Incurred prior to the date hereof or, if incurred after the date hereof, was Incurred in compliance with the provisions of this Agreement; PROVIDED, HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of fees, costs and expenses incurred and the amount of any premium, penalties, breakage costs and other similar amounts required to be paid in connection with such refinancing pursuant to the terms of the instrument governing the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish a refinancing by means of a tender offer or privately negotiated repurchase, which determination shall be supported by a fairness opinion from an Independent Financial Advisor, plus the fees, costs and expenses of such tender offer or repurchase); and (B) the Refinancing Indebtedness shall (1) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; (2) not have a final scheduled maturity earlier than the final scheduled maturity of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; (3) not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; and (4) rank no more senior or be at least as subordinated, as the case may be, in right of payment to the New Notes, the Series D Preferred Stock and the Senior Discount Notes as the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded;

               (iv) Senior Indebtedness of the Company not to exceed an aggregate of $4,000,000 (inclusive of amounts outstanding as of the date of this Agreement), including without limitation, Indebtedness owed to Silicon Valley Bank under the Company's secured credit facility, or any successor or similar secured credit facility.

     7.8 LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) Neither the Company nor any of its Subsidiaries shall enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to or to purchase any property or assets from, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company, make any Investment in or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company (each, including any series of transactions with one or more Affiliates, an "Affiliate Transaction"), unless (i) the Board of Directors of the Company or the relevant Subsidiary determines, as evidenced by a Board Resolution, that the terms of such Affiliate Transaction are fair and reasonable to the Company and no less favorable to the Company or the relevant Subsidiary than those that could have been obtained at that time in a comparable arms-length transaction by the Company or such Subsidiary with an unrelated Person, (ii) such transaction has been approved by a majority of the Board of Directors of the Company or the relevant Subsidiary who have no direct or indirect interest in the Affiliate Transaction or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate, and (iii) the Company shall have delivered to the Holders an Officers' Certificate certifying that the conditions set forth in clauses (i) and (ii) above have been satisfied.

          (b) Neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction involving or having a potential aggregate value of more than $1,000,000 unless, in addition to the requirements of (a) above, the Board of Directors of the Company or the relevant Subsidiary shall first have received a written opinion from an Independent Financial Advisor for the benefit of the Company and the Holders, which firm is not receiving any contingent fee or other consideration directly or indirectly related to the successful completion of the Affiliate Transaction, to the effect that the proposed Affiliate Transaction is fair to the Company from a financial point of view.

          (c) The provisions of this Section 7.8 shall not apply to (i) any Restricted Payment that is made in compliance with the provisions of Section 7.5, (ii) the reasonable and customary fees and compensation paid to or indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or such Subsidiary or the senior management thereof in good faith, (iii) transactions exclusively between or among the Company and any Wholly-Owned Subsidiary or exclusively between or among Wholly-Owned Subsidiaries provided such transactions are not otherwise prohibited by this Agreement, and (iv) any Affiliate Transaction in existence as of the date hereof (including but not limited to the Management Incentive Plan), the terms of which are listed on
SCHEDULE 4.27.

     7.9 LIMITATION ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, Incur, assume, suffer to exist, create or otherwise cause to be effective any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness except: (a) Permitted Liens (other than Permitted Liens described in clause (i) of the definition thereof), (b) Liens existing as of the date hereof (and any extension, renewal or replacement Liens upon the same Property subject to such Liens, provided the principal amount of Indebtedness secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the principal amount of Indebtedness secured by the Lien theretofore existing, plus amounts described in Section 7.7(b)(iii)(A) with respect to permitted Refinancing Indebtedness), (c) after the Security Opinion Date, Liens securing Indebtedness of any Subsidiary of the Company, PROVIDED that (i) such Liens are limited to Property or assets of such Subsidiary, (ii) the Indebtedness secured by such Liens was not Incurred in violation of this Agreement and (iii) the Indebtedness secured by such Liens is not subordinated to or junior in right or priority of payment in any respect to any other Indebtedness of such Subsidiary; (d) after the Security Opinion Date, Liens as defined in clause (i) of the definition of Permitted Liens; and (e) Liens replacing, extending or renewing, in whole or in part, any Lien described in the foregoing clauses (a) through (d), including in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien effected in accordance with Section 7.7, PROVIDED that if any such clauses limit the amount secured by or the Property or assets subject to such Liens, no such replacement, extension or renewal shall increase the amount of Indebtedness or the Property or assets subject to such Liens.

     7.10 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge, before the same shall become delinquent, (a) all Taxes, assessments and governmental charges (including withholding taxes and penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid might by law become a Lien upon the Property of it or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim if either (i) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (ii) the failure to make such payment or effect such discharge (together with all other such failures) would not have a Material Adverse Effect.

     7.11 RESTRICTIONS AGAINST LIMITATIONS ON UPSTREAM PAYMENTS. The Company shall not, and shall not permit any Subsidiary of the Company to, create or otherwise cause or suffer to exist or to become effective any Payment Restriction or other encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company, or (c) transfer any of its Properties or assets to the Company or any

Subsidiary of the Company, except for such Payment Restrictions or encumbrances existing under or by reason of: (i) applicable law; (ii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in contemplation of or in connection with such acquisition), PROVIDED, that such restriction is not applicable to any Person, or the Property or assets of any Person, other than the Acquired Person;
(iii) non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (iv) instruments governing purchase money Indebtedness for Property acquired in the ordinary course of business that only impose restrictions on the Property so acquired; (v) any agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary, PROVIDED that such restriction is only applicable to such Subsidiary or assets, as applicable; or (vi) Refinancing Indebtedness permitted under this Agreement with respect to Indebtedness described in clauses (ii), (iii) or (iv), PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the Indebtedness being refinanced immediately prior to such refinancing.

     7.12 CHANGE OF CONTROL. Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Senior Discount Notes pursuant to the Offer (but, with respect to any partial tender of Senior Discount Notes, the Company shall only be required to purchase principal amounts in integral multiples of $1,000) at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Purchase Date. The Offer shall be effected in accordance with
Section 6.7 and Article VI (to the extent applicable) and the provisions of this
Section 7.12; provided, however, that this Section 7.12 shall not apply if the Company instead elects to redeem all Senior Discount Notes as provided in
Section 6.7(f).

     7.13 REDEMPTION FROM THE PROCEEDS OF SECURITIES SALES AND MEZZANINE DEBT FINANCINGS.

          (a) The Company will not, and will not permit any of its Subsidiaries to, undertake any Securities Sale or any Mezzanine Debt Financing, unless: (i) the Company or the applicable Subsidiary receives consideration, which, at the time of such Securities Sale or Mezzanine Debt Financing, is at least equal to the fair market value of the Capital Stock or other equity or debt securities sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company evidenced by a Board Resolution); and (ii) the Net Cash Proceeds received by the Company or such Subsidiary, as the case may be, from such Securities Sale or Mezzanine Debt Financing are applied in accordance with this Section 7.13.

          (b) As soon as practicable, but in no event later than 10 Business Days after any date (with respect to both a Securities Sale or a Mezzanine Debt Financing, a "Repayment Trigger Date") that the aggregate amount of Net Cash Proceeds from all such Securities Sales or Mezzanine Debt Financings occurring on or after the date hereof, then:

               (i) if such Net Cash Proceeds exceed $5,000,000, but are less than or equal to $10,000,000, then the Company shall commence an Offer to purchase the maximum principal amount of Amended Notes (and if no Amended Notes remain outstanding then New Notes) that may be purchased using Fifty Percent (50%) of any such Net Cash Proceeds in excess of $5,000,000 but less than or equal to $10,000,000; or

               (ii) if such Net Cash Proceeds exceed $10,000,000, then the Company shall commence an Offer to purchase the maximum principal amount of Amended Notes (and if no Amended Notes remain outstanding then New Notes) that may be purchased using One Hundred (100%) of any such Net Cash Proceeds in excess of $10,000,000;

in any case, subject to reduction in the event holders of New Notes or Amended Notes tender such Notes for redemption pursuant to Section 6.7 of the Securities Purchase Agreement for the New Notes, or this Agreement, as applicable, at an offer price of $1.00 for every $1.00 of principal amount, plus accrued and unpaid interest to the Purchase Date. The Offer shall be effected in accordance with Section 6.7 and Article VI (to the extent applicable) and the provisions of this Section 7.13. To the extent that any such Net Cash Proceeds remain after completion of an Offer, the Company may use the remaining amount for any purpose permitted by this Agreement.

     7.14 MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order, subject to normal wear and tear, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.14 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Company in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     7.15 MAINTENANCE OF INSURANCE. The Company shall, and shall cause its Subsidiaries to, (a) keep at all times all of their properties which are of an insurable nature insured against loss or damage with financially sound and reputable insurers to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner customary for corporations in similar business similarly situated. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, except to the extent that a different use of such proceeds is, as determined by the Company, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     7.16 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliance as would not in the aggregate have a Material Adverse Effect.

     7.17 LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK OF SUBSIDIARIES. The Company (a) shall not, and shall not permit any Subsidiary to, transfer, convey, sell, or otherwise dispose of any Capital Stock, or securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly-Owned Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of 100% of the Capital Stock of such Subsidiary held by the Company and the Net Cash Proceeds from such transfer, conveyance or sale are applied in accordance with Section 7.18 hereof and (b) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person.

     7.18 LIMITATION ON SALE OF ASSETS. The Company shall not, and shall not permit any of its Subsidiaries to undertake an Asset Disposition.

     1.7 AMENDMENTS TO ARTICLE IX.

          (a) SECTION 9.1(A) OF THE AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

     9.1 EVENTS OF DEFAULT.

          (a) Each of the following constitutes an "Event of Default": (i) the Company shall fail to make any payment in respect of (A) the principal of or premium, if any, on the New Notes or the Senior Discount Notes as the same shall become due, whether at maturity, upon acceleration, redemption or otherwise, or
(B) interest on or in respect of any New Notes or the Senior Discount Notes as the same shall become due, and such failure shall continue for a period of 15 Business Days; (ii) failure by the Company for 30 days after receipt of notice from the Holders of at least 25% of the principal amount of the outstanding New Notes to comply with any other provisions of this Agreement, the Amendment No. 2 to the Securities Purchase Agreement, the Restructuring Agreement, the Senior Discount Notes or any New Notes; (iii) default under any mortgage, agreement or instrument under which there may be Incurred or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness now exists, or is created after the date hereof if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $250,000, (iv) failure by the Company or any of its Subsidiaries to pay final judgments, the uninsured portion of which exceeds $250,000, which judgments are not paid, discharged, bonded or stayed for a period of 90 days after the date of entry thereof; (v) if under any Bankruptcy Law, (A) the Company or any Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its Property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 60 days, that is for relief against the Company or any Subsidiary in an involuntary case, appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the Property of the Company or any Subsidiary, or orders the liquidation of the Company or any Subsidiary; and
(vi) any of the Transaction Documents shall cease, for any reason, to be in full force and effect in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby, or the Company shall so assert in writing.

Any notice of default delivered to the Company by the Holders of New Notes must be in writing and must specify the Event of Default, demand that it be remedied and state that the notice is a "Notice of Default."

     1.8 AMENDMENTS TO ARTICLE XI.

          (a) SECTION 11.2(B) OF THE AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

     11.2(b) EXECUTION AND AUTHENTICATION. Two Officers of the Company (each of whom shall have been duly authorized by all requisite corporate actions) shall sign each Senior Discount Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Senior Discount Note no longer holds that office at the time the Senior Discount Note is issued, the Senior Discount Note shall nevertheless be valid. The Company's seal shall be reproduced on each Senior Discount Note.

     With respect to the sale and issuance of the Senior Discount Notes, the Company shall authorize for issuance, upon the execution and delivery of this Agreement, Senior Discount Notes in an aggregate principal amount up to $7,500,000. In no case shall the aggregate principal amount of outstanding Senior Discount Notes exceed $7,500,000 at any time, except as provided in
Section 11.5.

          (b) SECTION 11.12 OF THE AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

     11.12 RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 11.12, each Amended Unit, and each Amended Note and Common Stock Purchase Warrant certificate (or Common Stock certificate issued on exercise thereof), issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

     IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER 30, 1997 (AS AMENDED), A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Purchaser upon its request.

     Whenever the legend requirement imposed by this Section 11.12 shall terminate, as hereinabove provided, the respective holders of Securities for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company's expense, Senior Discount Notes or new Common Stock Purchase Warrant certificates, as applicable, without such legend.

                                   ARTICLE II
                                  MISCELLANEOUS

     2.1 EFFECTIVENESS OF AMENDMENT NO. 2. On the Restructuring Closing Date, upon execution and delivery of this Amendment, $39.75 million aggregate principal amount of the Senior Discount Notes, and any interest accrued thereon, and any interest that has accrued on the remaining aggregate $7.5 million principal amount of Senior Discount Notes through July 15, 1999, will automatically be cancelled, without any further action by either of the parties. In addition, upon execution and delivery of this Amendment, any amendments to the remaining $7.5 million aggregate principal amount of the Senior Discount Notes contained in this Amendment will automatically become effective as of the Restructuring Closing Date without any further action by either of the parties.

     2.2 SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     2.3 SUCCESSORS AND ASSIGNS. All covenants, promises and agreements by or on behalf of the respective parties which are contained in this Amendment shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Amendment shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to this Amendment, subject to full compliance with
Section 13.9 of the Agreement.

     2.4 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

     2.5 SERVICE OF PROCESS. The Company (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Amendment or the subject matter hereof or thereof brought by the Purchaser or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). The Company hereby consents to service of process by registered mail at the address to which notices are to be given. The Company agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Purchaser. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (x) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (y) in any other manner provided by or pursuant to the laws of such other jurisdiction; PROVIDED, HOWEVER, that the Purchaser may at its option bring suit or institute other judicial proceedings against the Company or any of the Company's assets in any state or federal court of the United States or in any country or place where the Company or such assets may be found.

     2.6 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION

WITH, OR ARISING OUT OF THIS AMENDMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A CLAIM BY ONE PARTY AGAINST ANOTHER PARTY WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE PARTY BRINGING SUCH CLAIM BEING FOREVER BARRED FROM BRINGING SUCH CLAIM), THE PARTY BRINGING SUCH CLAIM SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

     2.7 COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     2.8 SATISFACTION OF WAIVER AND CONSENT. By signing below, the Purchaser represents and acknowledges that the requirement on the part of the Company to obtain the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Discounts Note prior to any amendment to the Agreement or the Senior Discount Notes, is hereby waived.

     2.9 MERGER. This Amendment, Amendment No. 1 to the Agreement, the Senior Discount Notes and the Restructuring Agreement constitute the entire agreement of the Company and the Holders and express the entire understanding of the Company and the Holders with respect to the Senior Discount Notes.

     2.10 ASSISTANCE WITH GAMING APPROVALS.

          (a) The Company will and will cause its Gaming Subsidiaries to assist the Purchaser and pay all expenses of the Purchaser (including fees of counsel) in obtaining all approvals of any Gaming Authority or other Governmental Body that are required by law, including, without limitation, the Gaming Laws, for or in connection with any action or transaction contemplated by the Transaction Documents, including any approvals required for the conversion of the Series D Preferred Stock.

          (b) Following the Closing Date, the Purchaser shall not be obligated to make any filing under the Gaming Laws of any other jurisdiction, and shall not be required to apply for licensure or registration, seek a finding of suitability or a waiver of licensing, registration or suitability requirements or seek any similar approval of any Gaming Authority or other Governmental Body under the Gaming Laws (collectively, a "GAMING APPROVAL"). In the event any applicable Gaming Authority or other Governmental Body requires the Purchaser to apply for a Gaming Approval, the Company will or will cause the relevant Gaming Subsidiary to, at Purchaser's request, withdraw from such jurisdiction and not sell its products or otherwise conduct its business in such jurisdiction in a manner that would otherwise require Purchaser to be required to apply for a Gaming Approval of any Gaming authority or other Governmental Body under the Gaming Laws of such jurisdiction. The Company further agrees that it will not and will cause its Gaming Subsidiaries not to seek any remedy against the Purchaser, either at law or in equity, for the Purchaser's failure or refusal to apply for a Gaming Approval, including, without limitation, seeking the divestiture by the Purchaser of the Series D Preferred Stock, the Amended Notes, the New Notes or any other securities of the Company then held by the Purchaser.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               AMENDMENT NO. 2 TO
                          SECURITIES PURCHASE AGREEMENT
                       AND UNITS OF SENIOR DISCOUNT NOTES

                             COMPANY SIGNATURE PAGE

     If this Amendment is satisfactory, please so indicate by signing the applicable attached signature page of this Amendment and delivering such counterpart to the Company whereupon this Amendment will become binding among the parties hereto in accordance with its terms.


                                    SILICON GAMING, INC.,
                                      a California corporation


                                    By: /s/ Andrew Pascal
                                        ----------------------------------------
                                    Name:  Andrew Pascal
                                    Title: President and Chief Executive Officer

                               AMENDMENT NO. 2 TO
                          SECURITIES PURCHASE AGREEMENT
                       AND UNITS OF SENIOR DISCOUNT NOTES

                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the               Aggregate Principal Amount of
date first written above:                   Senior Discount Notes
                                            to be Cancelled:  $39,750,000

B III CAPITAL PARTNERS, L.P.,
  a Delaware limited partnership

By: DDJ Capital III, LLC,
      its General Partner
By: DDJ Capital Management, LLC,
      its Manager


By:
   -----------------------------------
   Name:
   Title: Member

Address: c/o DDJ Capital Management, LLC    Aggregate Principal Amount of Senior
         Attn: Wendy Schnipper Clayton      Discount Notes to be Amended:
         141 Linden Street, Suite 4         $7,500,000
         Wellesley, MA 02181

Telephone: (617) 283-8500
Telecopy: (617) 283-8555

Nominee (name in which the Amended Notes are to be registered, if different than name of Purchaser):

GOLDMAN SACHS & COMPANY FFC: BIII CAPITAL PARTNERS, L.P.
(Nominee's Name)

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF September 30, 1997, as amended, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. SUCH AGREEMENT, AMONG OTHER THINGS, RESTRICTS THE DETACHMENT OF THIS SENIOR DISCOUNT NOTE FROM THE COMMON STOCK PURCHASE WARRANTS ATTACHED HERETO.

                              SILICON GAMING, INC.
                   SENIOR DISCOUNT NOTE DUE NOVEMBER___, 2004

No.                                                                   $7,500,000

     Silicon Gaming, Inc., a California corporation (hereinafter called the "COMPANY", which term includes any successor entity under the Agreement hereinafter referred to), for value received, hereby promises to pay to GOLDMAN SACHS & COMPANY FFC: B III CAPITAL PARTNERS, L.P., a Delaware limited partnership, or registered assigns, the principal sum of Seven Million Five Hundred Thousand Dollars on November ___, 2004.

     Interest Payment Dates:   January 1 and July 1 beginning on January 1, 2000
     Record Dates:             December 15 and June 15

     Reference is hereby made to the further provisions of this Senior Discount Note set forth on the following five (5) pages, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Reference is hereby made to the Restructuring Agreement, dated __________, 1999, by and between the Company and B III Capital Partners, L.P. (the "RESTRUCTURING AGREEMENT"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Restructuring Agreement.

     IN WITNESS WHEREOF, the Company has caused this Senior Discount Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereto.

                                        SILICON GAMING, INC.


                                        By: /s/ Andrew Pascal
                                            ------------------------------------
                                            Name:  Andrew Pascal
                                            Title: President and Chief Executive
                                                   Officer

                    Senior Discount Note due __________, 2004

     1. INTEREST. The Company promises to pay interest on the principal amount of this Senior Discount Note at the rate and in the manner specified below. Interest on this Senior Discount Note will accrue at 10% per annum from July 15, 1999 until maturity and will be payable semiannually in cash, subject to Section 2 set forth below, on January 1 and July 1 of each year beginning on January 1, 2000, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"), to the holder of record on the immediately preceding June 15, or December 15, as the case may be. Interest on this Senior Discount Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 15, 1999, provided that the first Interest Payment Date shall be January 1, 2000. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 1.5% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Accreted Value of this Senior Discount Note shall accrete, for purposes of calculating any Redemption Price or Purchase Price and for all other purposes in determining Accreted Value, in the period during which this Senior Discount Note remains outstanding, at _____% per annum from the date hereof until July 15, 2004 on a semi-annual basis compounding on each January 1 and July 1, using a 360-day year comprised of twelve 30-day months, commencing on the date of issuance of this Senior Discount Note, and shall cease to accrete upon payment in full or the earliest of __________, 2004, any Redemption Date or any Purchase Date.

     2. METHOD OF PAYMENT. The Company will pay interest on this Senior Discount Note (except defaulted interest) to the Person who is the registered Holder of this Senior Discount Note at the close of business on the record date for the next Interest Payment Date even if such Senior Discount Note is canceled after such record date and on or before such Interest Payment Date. Interest may be paid, at the Company's option, in cash or by the issuance of additional Senior Discount Notes. The issuance of such promissory notes shall constitute "payment" of the interest for all purposes of this Note. Notwithstanding the two immediately preceding sentences, the Company will be required to pay interest on this Note in cash if on any Interest Payment Date the Company's EBITDA/total debt ratio for the 12 month period ending the September 30 (in the case of payments due January 1) or March 31 (in the case of payments due July 1) immediately preceding such Interest Payment Date exceeds 2.5 to 1.0. Holders must surrender Senior Discount Notes to the Company to collect principal payments on such Senior Discount Notes. Other than payment of interest in the form of additional Senior Discount Notes, the Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by wire transfer of Federal funds, or interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

     3. RESTRUCTURING AGREEMENT. Pursuant to the Restructuring Agreement, dated as of November ___, 1999, by and between the Company and the Purchaser named therein, this Senior Discount Note is issued in replacement of, and in full substitution for, Senior Discount Notes No. 1 and No. B-1 due September 30, 2002.

     The Company issued the Senior Discount Notes No. 1 and No. B-1 pursuant to a Securities Purchase Agreement, dated as of September 30, 1997, by and between the Company, as issuer of the Senior Discount Notes, and the Purchaser named therein and as amended by Amendment No. 1 to the Securities Purchase Agreement and Amendment No. 2 to the Securities Purchase Agreement (collectively referred to herein as the "AGREEMENT"). The terms of the Senior Discount Notes are those stated in the Agreement and herein. The Senior Discount Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Agreement (all capitalized terms not defined herein shall have the meanings assigned them in the Agreement). The Senior Discount Notes are general obligations of the Company limited to $7,500,000 in aggregate principal amount. Reference is hereby made to the Agreement for a description of the properties and assets in which a security interest has been granted, the nature of the security, the terms and conditions upon which the security interests were granted.

     4. REDEMPTION PROVISIONS. The Senior Discount Notes will be subject to redemption, in whole or from time to time in part (in multiples of $1,000 of principal amount) at the option of the Company at a price equal to 100% of the aggregate outstanding principal amount at maturity.

     Notwithstanding the foregoing, if any Gaming Authority requires that any Purchaser, Holder or beneficial owner of the Senior Discount Notes must be licensed, qualified or found suitable under any Gaming Laws and such Purchaser, Holder or beneficial owner of the Senior Discount Notes fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by any Gaming Authority (or such lesser period that may be required by such Gaming Authority), or, if any Purchaser, Holder or beneficial owner of the Senior Discount Notes is not so licensed, qualified or found suitable, the Purchaser, Holder or beneficial owner of the Senior Discount Notes shall comply with any order by such Gaming Authorities requiring that such Person dispose of any Securities held by it; provided, however, that in the event the Purchaser, Holder or beneficial owner of the Senior Discount Notes does not comply with such order within the required period, the Company shall have the option as its sole remedy with respect to the Senior Discount Notes to call for redemption the Senior Discount Notes held by such Purchaser, Holder or beneficial owner at a price equal to the Accreted Value thereof on the Redemption Date, plus accrued and unpaid interest to the Redemption Date.

     In addition, if not previously redeemed, the Senior Discount Notes will be subject to redemption (a "CHANGE OF CONTROL REDEMPTION") at the option of the Holders, in whole or in part, at any time within 30 days after the completion of an Offer made as a result of a Change of Control, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Purchase Date, subject to certain conditions set forth in the Agreement.

     In addition, the Senior Discount Notes will be subject to redemption ("SECURITIES SALE REDEMPTION") at the option of the Holders, in whole or in part, following a Securities Sale or a Mezzanine Debt Financing, from the Net Cash Proceeds of such Securities Sale or Mezzanine Debt Financing, subject to the provisions of Section 7.13 of the Agreement; provided that an Offer to make a Securities Sale Redemption shall be made by the Company only if, and to the extent that, the aggregate amount of Net Cash Proceeds from all such Securities Sales or Mezzanine Debt Financings occurring on or after the date hereof exceed $5,000,000. In the event of a Securities Sale Redemption, the Senior Discount Notes will be redeemable at the aggregate principal amount plus any accrued and unpaid interest to the Purchase Date.

     5. MANDATORY OFFERS. (a) Within 10 days after any Change of Control Trigger Date, any Repayment Trigger Date or any Excess Proceeds Date, the Company shall mail a notice to each Holder stating a number of items as set forth in Section of the Agreement.

          (b) Holders may tender all or, subject to Section 7 below, any portion of their Senior Discount Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

          (c) Promptly after consummation of an Offer, (i) the Company shall mail to each Holder of Senior Discount Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Senior Discount Notes, (ii) with respect to any tendered Senior Discount Note not accepted for payment in whole or in part, the Company shall return such Senior Discount Note to the Holder thereof, and (iii) with respect to any Senior Discount Note accepted for payment in part, the Company shall authenticate and mail to each such Holder a new Senior Discount Note equal in principal amount to the unpurchased portion of the tendered Senior Discount Note.

          (d) The Company will (i) publicly announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

     6. NOTICE OF REDEMPTION OR PURCHASE. At least 30 days but not more than 60 days before any Redemption Date the Company shall mail by first class mail a notice of redemption to each Holder of Senior Discount Notes or portions thereof that are to be redeemed.

     7. SENIOR DISCOUNT NOTES TO BE REDEEMED OR PURCHASED. The Senior Discount Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Senior Discount Notes held by a Holder are to be redeemed or purchased. On or after any date on which Senior Discount Notes are redeemed or purchased, interest ceases to accrue on the Senior Discount Notes or portions thereof called for redemption or accepted for purchase on such date.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Discount Notes are in registered form without coupons in denominations of $100,000 and integral multiples thereof (subject to adjustment as provided in the Agreement). The transfer of Senior Discount Notes may be registered and Senior Discount Notes may be exchanged as provided in the Agreement. Holders seeking to transfer or exchange their Senior Discount Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement. The Company need not exchange or register the transfer of any Senior Discount Note or portion of a Senior Discount Note selected for redemption or tendered pursuant to an Offer.

     9. PERSONS DEEMED OWNERS. The registered holder of a Senior Discount Note may be treated as its owner for all purposes.

     10. AMENDMENTS AND WAIVERS. (a) Subject to certain exceptions, the Agreement and the Senior Discount Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Discount Notes, and any existing Default or Event of Default or compliance with any provision of the Agreement or the Senior Discount Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Discount Notes.

          (b) Notwithstanding Section 10(a) above, the Company may amend or supplement the Agreement or the Senior Discount Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes; or make any change that would provide any additional rights or benefits to Holders or not adversely affect the legal rights under the Agreement of any Holder.

          (c)  Certain   provisions   of  the   Agreement   cannot  be  amended,
supplemented or waived without the consent of each Holder of Senior Discount Notes affected.

     11. DEFAULTS AND REMEDIES. Events of Default include: (i) the Company's failure to make any payment in respect of (A) the principal of or premium, if any, on the Senior Discount Notes as the same shall become due, whether at maturity, upon acceleration, redemption, or otherwise, or (B) interest on or in respect of any Senior Discount Notes as the same shall become due and such failure shall continue for a period of 15 Business Days; (ii) failure by the Company for 30 days after receipt of notice from the Holders of at least 25% of the outstanding Senior Discount Notes to comply with any other provisions of the Agreement or the Senior Discount Notes; (iii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness now exists, or is created after the date hereof, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $250,000; (iv) failure by the Company or any of its Subsidiaries to pay final judgments, the uninsured portion of which exceeds $250,000, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after the date of entry thereof; (v) if under any Bankruptcy Law, (A) the Company or any Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 90 days, that is for relief against the Company or any Subsidiary in an involuntary case, appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the Property of the Company or any Subsidiary, or orders the liquidation of the Company or any Subsidiary; and
(vi) any of the Transactions Documents shall cease for any reason, to be in full force and effect, in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby, or the Company shall so assert in writing.

     12. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Company shall have any liability for any obligation of the Company under the Agreement or the Senior Discount Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Senior Discount Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the Issuance of the Senior Discount Notes.

     13. SUCCESSOR SUBSTITUTED. Upon the merger, consolidation or other business combination involving the Company or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties and assets, the Surviving Person (if other than the Company) resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Agreement with the same effect as if such Surviving Person had been named as the Company in the Agreement.

     14. GOVERNING LAW. This Senior Discount Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

     15. CUSIP NUMBERS. The Company will use reasonable efforts to cause CUSIP numbers to be printed on the Senior Discount Notes and to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

     16. COPIES OF AGREEMENT. The Company will furnish to any Holder upon written request and without charge a copy of the Agreement, which has in it the text of this Senior Discount Note. Requests may be made to: Silicon Gaming, Inc., 2800 W. Bayshore Road, Palo Alto, California 94303, Attn: President.

     17. CERTAIN INFORMATION OBLIGATIONS. To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company shall mail to the Holders, within five days after it would have been required to file the same with the Commission, all information that the Company would have had to provide to the Commission if the Company had been subject to Section 13 or 15(d) of the Exchange Act. Also, at any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a Holder of a Senior Discount Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Senior Discount Note, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 ASSIGNMENT FORM


To assign this Senior Discount Note, fill in the form below:

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________

________________________________________________________________________________
     (Please insert social security or other identifying number of assignee)

at _____________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)


the within Senior Discount Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ to transfer said Senior Discount Note on the books of the Company. The agent may substitute another to act for him.


Date:                   Your Signature:
     -----------------                ------------------------------------------
                                      (Sign exactly as your name appears on the other side of this Senior Discount Note)


                        Signature Guarantee:____________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Senior Discount Note purchased by the Company pursuant to Section 7.12 of the Agreement, check the box: [ ]

     If you elect to have this Senior Discount Note purchased by the Company pursuant to Section 7.13 of the Agreement, check the box: [ ]

     If you elect to have only part of this Senior Discount Note purchased by the Company pursuant to Section 7.12 or 7.13 of the Agreement, state the amount (multiples of $1,000 only):


$_________________



Date:                   Your Signature:
     -----------------                ------------------------------------------
                                      (Sign exactly as your name appears on the other side of this Senior Discount Note)


                        Signature Guarantee:____________________________________

                                       A-1